Exhibit 10.2

PROMISSORY NOTE

Dated Date: May [●], 2019

Maturity Date: August [●], 2019

$[●]

FOR VALUE RECEIVED, DPW Holdings, Inc., a Delaware corporation (“Debtor”), located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663, hereby promises to pay to [●] an Individual having his residence in [●], (“Holder”), $[●], which amount is the $[●] actual amount of the purchase price hereof plus a 15% loan fee in the amount of $[●].

1.            Term. The principal amount of $[●] shall be due and payable via wire transfer on or before [●]day, August [●], 2019 (the “Maturity Date”). The Maturity Date may be extended by up to two (2) ten (10) day periods (each, an “Extension”), subject to an additional $1,000.00 for each Extension after the Maturity Date. In the case of non-payment, the Debtor shall have ten (10) business days to cure such non-payment after one or both Extensions.

Parties. The parties to this Promissory Note (this “Note”) are:

DPW Holdings, Inc.

Milton C. Ault, III,

CEO & Chairman

Newport Beach, CA 92663

(P) (949) 444-5464

todd@dpwholdings.com

2.            Events of Default. The entire amount due under this Note shall accelerate and become immediately due and payable if (a) the Debtor fails to timely make any payment due under this Note, (b) there is an entry of a decree or order by a court, adjudging the Debtor bankrupt or insolvent, or appointing a receiver, liquidator, assignee, or similar official, or ordering the winding up or liquidation of the Debtor’s affairs, and the continuance of any such decree for 60 consecutive days; or (c) the Debtor institutes proceedings to be adjudicated a bankrupt or insolvent, or has consented to the institution of bankruptcy or insolvency proceedings against it (each an “Event of Default”).

3.            Remedies Upon Default. If an Event of Default occurs under this Note, (a) Holder may exercise any and all rights available under applicable law, and (b) the Debtor shall pay all costs and expenses, including, without limitation, attorneys’ fees incurred by Holder in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced, and (y) expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, or other similar proceedings involving the Debtor. In addition, upon an Event of Default, default interest shall immediately commence accruing under this Note at the lower of 18% per annum and the highest rate allowed under applicable law.

4.            Prepayment. Debtor may prepay this Note at any time, without any notice, premium or penalty.

5.            Miscellaneous.

a.              Notices. All notices and other communications from the Debtor to the Holder, or vice versa, shall be deemed delivered, given and effective when mailed by registered or certified mail, postage prepaid, or sent by overnight courier, or via email, to the address for such party set forth in this Note, or otherwise specified in writing by such party.

b.             Waiver. This Note and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. No delay in enforcing or failure to enforce any right under this Note by the Holder shall constitute a waiver by the Holder of such right.

c.              Successors & Assigns. The Debtor may not assign this Note without the prior written consent of Holder. The rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

d.              Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law; and the courts of Orange County, California shall have sole and exclusive jurisdiction over any action or proceeding brought under or pursuant to this Note. If Debtor defaults on this Note, Debtor hereby agrees to pay all attorney’s fee incurred by the Holder, as and when incurred, resulting from Holder’s enforcement of its rights and remedies hereunder.

e.              Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

f.               Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

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Please wire funds to:

[●]

DPW Holdings, Inc.

By:
Milton C. Ault III, Chairman & CEO

[●],

an Individual

By:
[●], Holder